MEDIA CONTACT:                                    ANALYST CONTACT:
Barbara H. Maddox                                 Donald W. Ebbert, Jr.
(908) 321-8294                                    (908) 321-8138

 MIDLANTIC CORPORATION REPORTS IMPROVED THIRD QUARTER OPERATING RESULTS
                  AND NET INCOME OF $61 MILLION;
          DECLARES REGULAR QUARTERLY DIVIDEND ON COMMON STOCK

EDISON, NJ, October 18, 1995 -- Midlantic Corporation (NASDAQ:MIDL) today reported third quarter net income of $61 million, or $1.13 per fully diluted common share, compared with net income of $76 million, or $1.40 per fully diluted common share, including $28 million in tax benefits, for the same period in 1994. Excluding tax benefits, net income for the third quarter 1994 was $48 million, or $.89 per fully diluted common share.

     Also today, Midlantic Corporation's Board of Directors declared a regular quarterly dividend of $.32 per share on the Corporation's common stock. The dividend is payable November 13, 1995 to shareholders of record at the close of business on November 1, 1995.

     Highlights of the third quarter 1995 included:

   * REGULATORY APPROVALS HAVE BEEN RECEIVED BY PNC BANK CORP. TO PROCEED WITH THE MERGER WITH MIDLANTIC CORPORATION. The merger, which will create one of the largest U.S. banking companies with assets of nearly $78 billion, is currently expected to be completed by year-end 1995, pending approval by shareholders of both companies.

   * NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS REMAINED STRONG AT 5.33 PERCENt for the third quarter 1995, compared with 5.36 percent for the second quarter 1995, and 4.99 percent for the third quarter 1994. Net interest income for the third quarter 1995 was $162 million, compared with $160 million for the second quarter 1995 and $152 million for the third quarter 1994.

   *  TOTAL NONACCRUAL LOANS AND OTHER REAL ESTATE OWNED (OREO)
      DECLINED $6 MILLION TO $181 MILLION, A 3 PERCENT DECLINE
      FROM JUNE 30, 1995, and a $112 million, or 38 percent, decline from September 30, 1994.

   * RESERVE COVERAGE FOR NONACCRUAL LOANS INCREASED TO 271 PERCENT from 263 percent at June 30, 1995, and 168 percent at September 30, 1994. The reserve for loan losses as a percent of total period-end loans was 3.89 percent at September 30, 1995.

     Commenting on third quarter results, Garry J. Scheuring, Midlantic Corporation chairman, president and chief executive officer, stated, "Midlantic continued to achieve strong financial results during the third quarter, highlighted by a 27 percent increase in earnings over the past year, excluding tax benefits realized in 1994. We are concentrating our energies on completing the merger with PNC Bank Corp. and planning intensely for a smooth integration of our two companies in order to provide uninterrupted delivery of the highest quality service for our customers."

     For the nine months ended September 30, 1995, the Corporation reported net income of $171 million, or $3.14 per fully diluted common share, compared with net income of $194 million, or $3.57 per fully diluted common share, for the same period in 1994. Excluding tax benefits and nonrecurring charges or gains, net income for the first nine months of 1994 was $122 million, or $2.25 per fully diluted common share.

NET INTEREST INCOME

     Net interest income for the third quarter 1995 was $162 million, compared with $160 million for the second quarter 1995 and $152 million for third quarter 1994. Total loans, net of unearned income, at September 30, 1995 were $8.786 billion, compared with $8.656 billion and $8.231 billion at June 30, 1995 and September 30, 1994, respectively. The 7 percent increase in net interest income for the third quarter 1995 compared with third quarter 1994 reflected growth in most major loan categories.

     On a fully tax-equivalent basis, net interest margin for the third quarter 1995 was 5.33 percent, compared with 5.36 percent for the second quarter 1995 and 4.99 percent for third quarter 1994. The year-to-year improvement in net interest margin primarily reflects improved yields on earning assets, lower levels of nonaccruing assets and growth in the loan portfolio.

     Net interest income for the nine months ended September 30, 1995 was $478 million, compared with $434 million for the same period in 1994. On a tax-equivalent basis, net interest margin for the first nine months of 1995 was 5.35 percent, compared with
4.73 percent for the same period in 1994.

NONINTEREST INCOME

     Noninterest income for the third quarter 1995 was $51 million, compared with $48 million and $49 million for the second quarter 1995 and third quarter 1994 respectively.


NONINTEREST INCOME          Quarter        Quarter     Quarter
(In millions)               9/30/95        6/30/95     9/30/94

Service charges on deposits   $20            $20         $20
Trust income                   12             12          11
Other                          19             16          17
                               __             __          __
Subtotal                       51             48          48

Securities gains (losses)       0              0           0
Gains on asset dispositions     0              0           1
                               __             __          __

TOTAL                         $51            $48         $49
                               ==             ==          ==
     For the nine months ended September 30, 1995, noninterest income was $148 million, compared with $167 million for the first nine months of 1994. Results for both years include gains on the disposition of assets primarily through bulk sales transactions amounting to $3 million in 1995 (all realized in the first quarter) and $26 million in 1994 (substantially all realized in the second quarter.)

NONINTEREST EXPENSES

     Noninterest expenses for the third quarter 1995 were $116 million, compared with $117 million for second quarter 1995 and $115 million for third quarter 1994. Excluding nonrecurring charges, OREO costs and a $6 million FDIC assessment rebate, noninterest expenses were $124 million for the third quarter 1995, compared with $118 million and $116 million for the second quarter 1995 and third quarter 1994, respectively.

NONINTEREST EXPENSES        Quarter        Quarter     Quarter
(In millions)               9/30/95        6/30/95     9/30/94

Salaries and benefits           $65          $62         $58
Net occupancy                    11           11          11
Equipment rental and expense      6            6           6
OREO costs (credits)             (2)          (1)         (1)
FDIC assessment                   0            6           7
Legal and professional fees      10            9          12
Other                            26           24          22
                                 __           __          __
TOTAL                          $116         $117        $115
                                ===          ===         ===
Total excluding OREO credits,
 and nonrecurring charges/
 credits                       $124         $118        $116
                                ===          ===         ===
Core operating efficiency
 ratio                           58%          57%         58%

     The increase in salary and benefit expenses since third quarter 1994 resulted from an increase in full-time equivalent employees, principally in customer service and sales functions.

     Income tax expense for third quarter 1995 was $35 million, compared with $34 million and $5 million for second quarter 1995 and third quarter 1994, respectively. Income tax expense for third quarter 1994 included tax benefits of $28 million, reflecting reduction in Midlantic's Financial Accounting Standards (FAS) No. 109 valuation reserve, and $33 million of federal and state tax expenses on third quarter operating results.

     For the nine months ended September 30, 1995, noninterest expenses were $350 million compared with $355 million for the same period in 1994. Excluding nonrecurring charges, OREO costs/credits and the FDIC rebate, noninterest expenses were $355 million for the first nine months of 1995, and $349 million for the same period in 1994.

ASSET QUALITY AND RESERVE FOR LOAN LOSSES

     At September 30, 1995, nonaccrual loans and OREO totalled
$181 million, representing a $6 million, or 3 percent, reduction from June 30, 1995 and a $112 million, or 38 percent, reduction from September 30, 1994.

     The Corporation's provision for loan losses for the third quarter 1995 was $1.5 million, compared with $1.5 million for the second quarter 1995 and $5 million for the third quarter 1994. Net recoveries were $1 million in the quarter ended September 30, 1995, compared with net charge-offs of $6 million in the quarter ended June 30, 1995 and $21 million in the quarter ended September 30, 1994.

     The reserve for loan losses as a percent of nonaccrual loans was 271 percent at September 30, 1995, compared with 263 percent at June 30, 1995 and 168 percent at September 30, 1994. The Corporation's reserve for loan losses at September 30, 1995 was $341 million, compared with $339 million at June 30, 1995 and $357 million at September 30, 1994.

ASSET QUALITY*             Quarter         Quarter     Quarter
(In millions)              9/30/95         6/30/95     9/30/94

NONACCRUAL LOANS AND OREO (1)
_____________________________
Nonaccrual loans            $  126         $  129      $ 212
OREO, net                       55             58         81
Total nonaccrual loans
  & OREO                    $  181         $  187      $ 293
Nonaccrual loans as % of
  total loans                  1.4%           1.5%       2.6%

RESERVE FOR LOAN LOSSES
_______________________
Beginning balance           $  339         $  337      $ 373
 Reserve of acquired entity      0              7          0
 Provision                       1              1          5
 Net recoveries (charge-offs)    1             (6)       (21)
                                __             __         __

Ending balance              $  341         $  339      $ 357
                               ===            ===        ===
Reserves as % of
 nonaccrual loans              271%           263%       168%

Secondary reserves as %
 of nonaccrual loans (2)       202%           197%       130%

* Pursuant to FAS No. 114, insubstance foreclosures for all periods presented were reclassified from OREO to the loan portfolio as nonaccrual loans.

(1) Nonaccrual loans and OREO do not include assets held for accelerated disposition, most of which were sold prior to 12/31/94.

(2)  Secondary reserves ratio calculated as actual reserves less
     1% of period-end accrual loans as a percent of nonaccrual loans.


CAPITAL STRENGTH

     The Corporation's shareholders' equity at September 30, 1995 was $1.449 billion; the ratio of shareholders' equity to assets was 10.45 percent.

     At September 30, 1995, the Corporation's estimated risk-based capital ratios were 13.00 percent for Tier I capital and 17.00 percent for Total capital. The estimated leverage ratio was 9.40 percent.

     At September 30, 1995, the Corporation had 52.4 million common shares outstanding. Book value per common share was $27.67 at September 30, 1995, and tangible book value per common share was $25.24.

RISK-BASED          Minimum       Estimated           Actual   Actual
CAPITAL RATIOS     Guidelines      9/30/95            6/30/95  9/30/94

Risk-based capital:
Tier I Capital       4.00%         13.00%             12.60%    11.90%
Total Capital        8.00          17.00              16.60     16.00
Leverage             3.00           9.40               9.05      8.80

ASSETS, DEPOSITS AND LOANS

     At September 30, 1995, total assets of the Corporation were $13.9 billion, total earning assets were $12.7 billion, total deposits were $10.9 billion and total loans, net of unearned income, were $8.8 billion.

     Midlantic Corporation, an interstate bank holding company headquartered in Edison, NJ., is committed to providing service excellence to consumers, businesses and communities. The Corporation's principal subsidiary, Midlantic Bank, N.A., operates 336 banking offices in New Jersey and southeastern Pennsylvania.

                  (Three Pages of Tabular Data Follow)



              Midlantic Corporation and Subsidiaries
                 CONSOLIDATED STATEMENT OF INCOME
              (In thousands, except per share data)

                                   THREE MONTHS ENDED  NINE MONTHS ENDED
                                        SEPT. 30           SEPT. 30
                                      1995   1994         1995      1994
_______________________________________________________________________________
INTEREST INCOME
 Interest and fees on loans        $193,578  $174,284    $555,281   $505,305
 Interest on investment securities   53,354    26,882     157,728     80,668
 Interest on deposits with banks      1,125     4,313       5,990     13,982
 Interest on other short-term
  investments                         5,978    15,583      24,234     38,103
_______________________________________________________________________________
     Total interest income          254,035   221,062     743,233    638,058
_______________________________________________________________________________
INTEREST EXPENSE
 Interest on deposits                73,001    55,278     208,858    162,673
 Interest on short-term borrowings   10,300     5,084      30,671     15,906
 Interest on long-term debt           8,508     8,586      25,678     25,865
_______________________________________________________________________________
     Total interest expense          91,809    68,948     265,207    204,444
_______________________________________________________________________________
Net interest income                 162,226   152,114     478,026    433,614
 Provision for loan losses            1,500     4,785       4,500     23,768
_______________________________________________________________________________
Net interest income after
  provision for loan losses         160,726   147,329     473,526    409,846
NONINTEREST INCOME
  Trust income                       12,460    11,285      35,330     31,927
  Service charges on deposit
   accounts                          19,914    20,029      58,289     57,995
  Investment securities gains
   (losses)                            --        --           184     (3,374)
  Net gains on disposition of assets   --       1,064       3,100     26,120
  Other                              18,665    16,992      50,796     54,260
_______________________________________________________________________________
     Total noninterest income        51,039    49,370     147,699    166,928
_______________________________________________________________________________
                                    211,765   196,699     621,225    576,774
_______________________________________________________________________________

NONINTEREST EXPENSES
  Salaries and benefits              65,318    58,223     189,447    172,338
  Net occupancy                      11,529    10,469      33,249     33,524
  Equipment rental and expense        5,887     5,922      18,679     18,837
  Other real estate owned, net       (2,243)     (472)     (5,086)       139
  FDIC assessment charges              (415)    7,005      11,473     21,386
  Legal and professional fees         9,666    11,512      26,932     32,647
  Other                              25,771    22,395      74,812     76,130
_______________________________________________________________________________
     Total noninterest expenses     115,513   115,054     349,506    355,001
_______________________________________________________________________________
  Income before income taxes
   and cumulative effect of the
   change in accounting principle    96,252    81,645     271,719    221,773
    Income tax expense               35,133     5,398     100,884     19,894
_______________________________________________________________________________
  Income before cumulative effect of
  the change in accounting principle 61,119    76,247     170,835    201,879
   Cumulative effect of the change
    in accounting for postemployment
    benefits                           --        --                   (7,528)
_______________________________________________________________________________
     Net income                     $61,119  $ 76,247    $170,835   $194,351
===============================================================================
  INCOME PER COMMON SHARE
  Income before accounting changes
   Primary                            $1.15     $1.42       $3.20      $3.76
   Fully diluted                       1.13      1.40        3.14       3.71
  Net income
   Primary                             1.15      1.42        3.20       3.62
   Fully diluted                       1.13      1.40        3.14       3.57
===============================================================================



              Midlantic Corporation and Subsidiaries
                    CONSOLIDATED BALANCE SHEET
                      (Dollars in thousands)

                                                   Sept. 30      Sept. 30
                                                     1995          1994
_______________________________________________________________________________

ASSETS
 Cash and due from banks                         $   832,114   $  923,580
 Interest-bearing deposits in other banks             80,601      257,723
 Other short-term investments                        535,500    1,202,912
 Investment securities
  Held-to-maturity                                 2,444,472    1,791,281
  Available-for-sale                                 807,251      492,974
  Trading account                                      1,194       21,558

Total loans (net of unearned income of
  $164,942 in 1995 and $144,257 in 1994)           8,785,786    8,231,281
 Less: reserve for loan losses                       341,474      357,163
____________________________________________________________________________
Net loans                                          8,444,312    7,874,118
____________________________________________________________________________
Premises and equipment, net                          156,721      146,459
Due from customers on acceptances                     16,905       11,451
Other assets                                         542,277      566,626
____________________________________________________________________________
     Total assets                                $13,861,347  $13,288,682
============================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
 Domestic deposits
  Noninterest-bearing demand                     $ 2,728,947  $ 2,666,200
  Interest-bearing demand                          1,258,345    1,308,077
  Savings                                          1,585,302    1,671,969
  Retail money market accounts                     1,688,535    1,985,101
  CDs over $100,000                                  806,628      576,913
  Other time                                       2,781,986    2,676,934
 Overseas branch deposits                              6,785       10,751
____________________________________________________________________________
     Total deposits                               10,856,528   10,895,945
____________________________________________________________________________
 Short-term borrowings                             1,006,301      553,717
 Bank acceptances outstanding                         16,905       11,451
 Other liabilities                                   164,222      146,918
 Long-term debt                                      368,650      373,000
____________________________________________________________________________
     Total liabilities                            12,412,606   11,981,031
____________________________________________________________________________
 Shareholders' equity
  Capital stock
    Preferred stock: no par value
     Authorized 40,000,000 shares
      Issued 500,000 shares in 1994                   --           50,000
    Common stock: par value $3 per share
     Authorized 150,000,000 shares
      Issued 52,762,097 shares in 1995
       and 52,491,042 shares in 1994                 158,286      157,473
  Surplus                                            619,214      610,115
  Retained earnings                                  682,521      491,898
  Unrealized holding gains (losses) on
   available for sale securities, net of taxes         3,527       (1,835)
____________________________________________________________________________
                                                   1,463,548    1,307,651
  Less treasury stock at cost: 402,322
   common shares in 1995                              14,807       --
____________________________________________________________________________
    Total shareholders' equity                     1,448,741    1,307,651
____________________________________________________________________________
     Total liabilities and shareholders' equity  $13,861,347  $13,288,682
============================================================================


                          Midlantic Corporation
                   SUPPLEMENTAL FINANCIAL INFORMATION
               (Dollars in thousands, except per share data)

                                  THREE MONTHS ENDED         NINE MONTHS ENDED
                                       SEPT. 30                    SEPT. 30
                                     1995     1994              1995    1994
______________________________________________________________________________
   RESULTS OF OPERATIONS
   _____________________
   Net interest income              $162,226   $152,114     $478,026   $433,614
   Income before cumulative effect
    of changing accounting methods    61,119     76,247      170,835    201,879
    Per common share-fully diluted      1.13       1.42         3.14       3.71
   Net income                         61,119     76,247      170,835    194,351
    Per common share-fully diluted      1.13       1.40         3.14       3.57

   PERFORMANCE RATIOS
   __________________
   Return on average assets             1.79%      2.28%        1.71%      1.92%
   Return on average common equity     17.12      24.50        16.50      22.24
   Net interest margin                  5.21       4.97         5.23       4.70
   Net interest margin (FTE)            5.33       4.99         5.35       4.73
   Efficiency Ratio                     58.3       57.6        57.0       60.4

   SELECTED AVERAGE BALANCES
   _________________________
   Assets                            $13,527    $13,277      $13,352    $13,548
   Interest-earning assets            12,363     12,141       12,225     12,326
   Loans, net of unearned income       8,676      8,319        8,371      8,355
   Deposits                           10,825     10,954       10,672     11,186
   Shareholders' equity                1,416      1,270        1,403      1,202
   Average common shares
    outstanding-fully diluted     54,765,661  54,618,174  54,671,957 54,500,540



                                        QUARTERLY DATA
________________________________________________________________________________________________
SELECTED PERIOD-END BALANCES   9/30/95      6/30/95      3/31/95       12/31/94      9/30/94
________________________________________________________________________________________________
 Assets                        $13,861,347  $13,733,847  $13,634,216   $13,293,538   $13,288,682
 Interest-earning assets        12,654,804   12,541,101   12,468,238    12,126,577    11,997,729
 Loans, net of unearned income   8,785,786    8,656,421    8,222,887     8,256,375     8,231,281
 Deposits                       10,856,528   10,887,342   10,657,304    10,807,334    10,895,945
 Shareholders' equity            1,448,741    1,397,206    1,409,474     1,374,186     1,307,651
 Common shares outstanding      52,359,775   52,128,214   52,433,679    52,564,346    52,491,042

ASSET QUALITY DATA (In millions)
________________________________
 Nonaccrual loans                     $126         $129         $155          $184          $212
 Other real estate owned, net (OREO)    55           58           60            64            81
 Nonaccrual loans and OREO             181          187          215           248           293
 Loans-90 days past due                 30           32           31            30            28
 Net (recoveries) charge-offs*          (1)           6          (14)           (7)          (21)
 Reserve for loan losses               341          339          337           350           357
 Reserve as % of loans, net            3.9%         3.9%         4.1%          4.2%          4.3%
 Reserve as % of nonaccrual loans      271          263          218           191           168
 Net (recoveries) charge-offs
  (annualized) as % of average loans   (.1)          .3           .7            .4           1.0

SELECTED CAPITAL RATIOS
Tier I Capital                       13.00%*      12.57%       13.58%        13.07%        12.01%
Total Capital                        17.00*       16.63        17.77         17.22         16.10
Leverage                              9.40*        9.08         9.43          9.43          8.87
Shareholders' equity to assets       10.45        10.17        10.34         10.34          9.84

SELECTED PER SHARE DATA
 Book value per common share        $27.67       $26.80       $25.93        $25.19        $23.96
 Tangible book per common share      25.24        24.32        24.03         23.49         22.19
--------------------------------------------------------------------------------------------------
*  Estimated